Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2024 Results

New York, NY – October 31, 2024 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended September 30, 2024.

Business Update

Supportive markets and improving economic conditions helped Silvercrest’s assets under management (“AUM”) growth during the third quarter, pointing to improved top-line revenue. The firm also saw improved business development results and will report a robust pipeline of new business opportunities. A persistent trend of the market’s recovery since 2022 has been the narrow leadership of Large Cap Growth equities. We noted during our second quarter earnings call that, despite progress in the market, Large Cap Value and Small Cap stocks, had actually declined during that quarter. We have been pleased to see broader company market participation throughout the third quarter and an increase in equities across the market cap spectrum, which benefits Silvercrest’s diversified wealth management business as well as our exposure to the small cap institutional business. The increases during the quarter bode well for future revenue. We are optimistic about securing significant organic net flows over the next two quarters.

Silvercrest’s discretionary AUM increased $1.0 billion during the quarter to $22.6 billion, primarily due to rising markets. This net increase in discretionary AUM – which drives revenue – represents a 5% increase since the second quarter and a year-over-year increase of 10% since the third quarter of 2023. New client accounts and relationships increased during the quarter, led by new Silvercrest Small Cap Opportunity mandates. While we report discretionary outflows during the third quarter, the outflows were revenue neutral to the firm. Overall, total asset flows and market increases were a net positive for the firm and should drive an increase in fourth-quarter revenue. Total AUM at the end of the third quarter was $35.1 billion. Total AUM increased year-over-year from the third quarter of 2023, up 13%. Despite these increases, Silvercrest has been investing in the future growth of the business, which has resulted in higher total compensation and which we have adjusted for on a quarterly basis. As a result, while top-line revenue has increased, most metrics of the business are down due to these higher expenses.

Silvercrest's pipeline of new institutional business opportunities increased during the third quarter by 20% and now stands at $1.2 billion. Importantly, the firm’s pipeline does not yet include potential mandates for our new Global Equity strategy which has a high capacity for significant inflows. Over the past two quarters, we have worked to build the infrastructure to support the team and strategy while undertaking business development. We are optimistic about near-term positive AUM flows and resulting revenue increases to result from the pipeline.

I have consistently mentioned that Silvercrest has never had more business opportunities underway. We have made and will make investments to drive future growth in the business. We expect to make more hires to complement our outstanding professional team and to drive future growth. Silvercrest continues to accrue a higher interim percentage of revenue for compensation for this purpose, and, as mentioned, we will continue to adjust compensation levels to match these important investments in the business and will keep you informed of our plans and the progress of these investments.

We continue to see substantial new opportunities globally for a firm with our high-quality capabilities, coupled with superior client service.

On October 30, 2024, the Company’s Board of Directors approved a quarterly dividend of $0.20 per share of Class A common stock. The dividend will be paid on or about December 20, 2024 to stockholders of record as of the close of business on December 13, 2024.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

Third Quarter 2024 Highlights

•
Total Assets Under Management (“AUM”) of $35.1 billion, inclusive of discretionary AUM of $22.6 billion and non-discretionary AUM of $12.5 billion at September 30, 2024.
•
Revenue of $30.4 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $3.7 million and $2.3 million, respectively.
•
Basic and diluted net income per share of $0.24.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $6.3 million.
•
Adjusted net income1 of $3.8 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.27 and $0.26, respectively.

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except as indicated)	2024	2023	2024	2023
Revenue	$30,424	$29,704	$91,689	$88,868
Income before other income (expense), net	$4,457	$6,519	$15,670	$19,788
Net income	$3,730	$5,380	$13,025	$15,825
Net income margin	12.3%	18.1%	14.2%	17.8%
Net income attributable to Silvercrest	$2,252	$3,216	$7,917	$9,505
Net income per basic share	$0.24	$0.34	$0.83	$1.01
Net income per diluted share	$0.24	$0.34	$0.83	$1.00
Adjusted EBITDA[1]	$6,346	$8,000	$21,031	$24,297
Adjusted EBITDA Margin[1]	20.9%	26.9%	22.9%	27.3%
Adjusted net income[1]	$3,801	$5,136	$12,921	$15,055
Adjusted basic earnings per share[1,2]	$0.27	$0.37	$0.93	$1.08
Adjusted diluted earnings per share[1,2]	$0.26	$0.36	$0.89	$1.05
Assets under management at period end (billions)	$35.1	$31.2	$35.1	$31.2
Average assets under management (billions)[3]	$34.2	$31.6	$34.3	$30.1
Discretionary assets under management (billions)	$22.6	$20.5	$22.6	$20.5

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2024 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2024. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $35.1 Billion

Silvercrest’s discretionary assets under management increased by $2.1 billion, or 10.2%, to $22.6 billion at September 30, 2024, from $20.5 billion at September 30, 2023. The increase was attributable to market appreciation of $4.1 billion partially offset by net client outflows of $2.0 billion. Silvercrest’s total AUM increased by $3.9 billion, or 12.5%, to $35.1 billion at September 30, 2024, from $31.2 billion at September 30, 2023. The increase was attributable to market appreciation of $5.7 billion partially offset by net client outflows of $1.8 billion.

Silvercrest’s discretionary assets under management increased by $1.0 billion, or 4.6%, to $22.6 billion at September 30, 2024, from $21.6 billion at June 30, 2024. The increase was attributable to market appreciation of $1.3 billion and net client outflows of $0.3 billion. Silvercrest’s total AUM increased by $1.7 billion, or 5.1%, to $35.1 billion at September 30, 2024, from $33.4 billion at June 30, 2024. The increase was attributable to market appreciation of $1.9 billion and net client outflows of $0.2 billion.

Third Quarter 2024 vs. Third Quarter 2023

Revenue increased by $0.7 million, or 2.4%, to $30.4 million for the three months ended September 30, 2024, from $29.7 million for the three months ended September 30, 2023. This increase was driven by market appreciation partially offset by net client outflows.

Total expenses increased by $2.8 million, or 12.0%, to $26.0 million for the three months ended September 30, 2024, from $23.2 million for the three months ended September 30, 2023. Compensation and benefits expense increased by $1.9 million, or 11.4%, to $18.6 million for the three months ended September 30, 2024, from $16.7 million for the three months ended September 30, 2023. The increase was primarily attributable to increases in the accrual for bonuses of $0.7 million, severance expense of $0.2 million, equity-based compensation of $0.2 million and salaries and benefits of $0.8 million primarily as a result of merit-based increases. General and administrative expenses increased by $0.9 million, or 13.4%, to $7.4 million for the three months ended September 30, 2024, from $6.5 million for the three months ended September 30, 2023. This was primarily attributable to increases in occupancy and related costs of $0.1 million, professional fees of $0.2 million, portfolio and systems expense of $0.3 million and trade errors of $0.3 million.

Consolidated net income was $3.7 million or 12.3% of revenue for the three months ended September 30, 2024, as compared to consolidated net income of $5.4 million or 18.1% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $2.3 million, or $0.24 per basic share and diluted share for the three months ended September 30, 2024. Our Adjusted Net Income1 was $3.8 million, or $0.27 per adjusted basic share1, 2 and $0.26 per adjusted diluted share1, 2 for the three months ended September 30, 2024.

Adjusted EBITDA1 was $6.3 million, or 20.9% of revenue for the three months ended September 30, 2024, as compared to $8.0 million or 26.9% of revenue for the same period in the prior year.

Nine Months Ended September 30, 2024 vs. Nine Months Ended September 30, 2023

Revenue increased by $2.8 million, or 3.2%, to $91.7 million for the nine months ended September 30, 2024, from $88.9 million for the nine months ended September 30, 2023. This increase was driven by market appreciation partially offset by net client outflows.

Total expenses increased by $6.9 million, or 10.0%, to $76.0 million for the nine months ended September 30, 2024, from $69.1 million for the nine months ended September 30, 2023. Compensation and benefits expense increased by $4.8 million, or 9.6%, to $54.8 million for the nine months ended September 30, 2024, from $50.0 million for the nine months ended September 30, 2023. The increase was primarily attributable to increases in the accrual for bonuses of $3.0 million, severance expense of $0.2 million, equity-based compensation of $0.3 million and salaries and benefits of $1.3 million primarily as a result of merit-based increases. General and administrative expenses increased by $2.1 million, or 11.1%, to $21.3 million for the nine months ended September 30, 2024, from $19.1 million for the nine months ended September 30, 2023. This was primarily attributable to increases in travel and entertainment expenses of $0.2 million, occupancy and related costs of $0.2 million, professional fees of $0.6 million, portfolio and systems expenses of $0.4 million, recruiting expenses of $0.3 million, trade errors of $0.3 million and depreciation and amortization expense of $0.1 million.

Consolidated net income was $13.0 million or 14.2% of revenue for the nine months ended September 30, 2024, as compared to consolidated net income of $15.8 million or 17.8% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $7.9 million, or $0.83 per basic share and diluted share for the nine months ended September 30, 2024. Our Adjusted Net Income1 was $12.9 million, or $0.93 per adjusted basic share1, 2 and $0.89 per adjusted diluted share1, 2 for the nine months ended September 30, 2024.

Adjusted EBITDA1 was $21.0 million or 22.9% of revenue for the nine months ended September 30, 2024, as compared to $24.3 million or 27.3% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $58.1 million at September 30, 2024, compared to $70.3 million at December 31, 2023. As of September 30, 2024, there was nothing outstanding under our term loan or under our revolving credit facility with City National Bank.

Silvercrest’s total equity was $84.6 million at September 30, 2024. We had 9,503,410 shares of Class A common stock outstanding and 4,406,295 shares of Class B common stock outstanding at September 30, 2024.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and

Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B stockholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B stockholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B stockholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on November 1, 2024, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer, and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; our expectations with respect to deferred tax assets, adverse economic or market conditions; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue
Management and advisory fees	$29,380	$28,425	$88,445	$85,445
Family office services	1,044	1,279	3,244	3,423
Total revenue	30,424	29,704	91,689	88,868
Expenses
Compensation and benefits	18,598	16,691	54,760	49,945
General and administrative	7,369	6,494	21,259	19,135
Total expenses	25,967	23,185	76,019	69,080
Income before other (expense) income, net	4,457	6,519	15,670	19,788
Other (expense) income, net
Other (expense) income, net	10	(37)	25	31
Interest income	374	376	1,010	421
Interest expense	(15)	(86)	(95)	(314)
Total other (expense) income, net	369	253	940	138
Income before provision for income taxes	4,826	6,772	16,610	19,926
Provision for income taxes	(1,096)	(1,392)	(3,585)	(4,101)
Net income	3,730	5,380	13,025	15,825
Less: net income attributable to non-controlling interests	(1,478)	(2,164)	(5,108)	(6,320)
Net income attributable to Silvercrest	$2,252	$3,216	$7,917	$9,505
Net income per share:
Basic	$0.24	$0.34	$0.83	$1.01
Diluted	$0.24	$0.34	$0.83	$1.00
Weighted average shares outstanding:
Basic	9,541,407	9,354,747	9,510,495	9,452,576
Diluted	9,579,172	9,378,479	9,547,659	9,478,090

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of non-GAAP financial measure:
Net income	$3,730	$5,380	$13,025	$15,825
Provision for income taxes	1,096	1,392	3,585	4,101
Delaware Franchise Tax	50	50	150	150
Interest expense	15	86	95	314
Interest income	(374)	(376)	(1,010)	(421)
Depreciation and amortization	1,034	996	3,111	3,012
Equity-based compensation	535	353	1,374	1,047
Other adjustments (A)	260	119	701	269
Adjusted EBITDA	$6,346	$8,000	$21,031	$24,297
Adjusted EBITDA Margin	20.9%	26.9%	22.9%	27.3%
(a)
Other adjustments consist of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Acquisition costs (a)	$—	$—	$—	$5
Severance	193	—	253	19
Other (b)	67	119	448	245
Total other adjustments	$260	$119	$701	$269
(a)
For the nine months ended September 30, 2023, represents professional fees of $5 related to the acquisition of Cortina.
(b)
For the three months ended September 30, 2024, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, data conversion costs of $14 and software implementation costs of $5. For the nine months ended September 30, 2024, represents a fair value adjustment to the Neosho contingent purchase price consideration of $12, an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, sign on bonuses paid to certain employees of $188, professional fees of $26 related to a transfer pricing project, legal fees of $46, data conversion costs of $14 and software implementation costs of $18. For the three months ended September 30, 2023, represents an adjustment to the fair value of the tax receivable agreement of $40, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, $23 related to moving costs and software implementation costs of $8. For the nine months ended September 30, 2023, represents an adjustment to the fair value of the tax receivable agreement of $40, an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, $35 related to moving costs, software implementation costs of $28 and a fair value adjustment to the Cortina contingent purchase price consideration of ($2).

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of non-GAAP financial measure:
Net income	$3,730	$5,380	$13,025	$15,825
Consolidated GAAP Provision for income taxes	1,096	1,392	3,585	4,101
Delaware Franchise Tax	50	50	150	150
Other adjustments (A)	260	119	701	269
Adjusted earnings before provision for income taxes	5,136	6,941	17,461	20,345
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,335)	(1,805)	(4,540)	(5,290)

Adjusted net income	$3,801	$5,136	$12,921	$15,055

GAAP net income per share (B):
Basic	$0.24	$0.34	$0.83	$1.01
Diluted	$0.24	$0.34	$0.83	$1.00

Adjusted earnings per share/unit (B):
Basic	$0.27	$0.37	$0.93	$1.08
Diluted	$0.26	$0.36	$0.89	$1.05

Shares/units outstanding:
Basic Class A shares outstanding	9,503	9,342	9,503	9,342
Basic Class B shares/units outstanding	4,406	4,545	4,406	4,545
Total basic shares/units outstanding	13,909	13,887	13,909	13,887

Diluted Class A shares outstanding (C)	9,541	9,366	9,541	9,366
Diluted Class B shares/units outstanding (D)	5,001	4,956	5,001	4,956
Total diluted shares/units outstanding	14,542	14,322	14,542	14,322
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A stockholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B stockholders.
(C)
Includes 37,109 and 23,732 unvested restricted stock units at September 30, 2024 and 2023, respectively.
(D)
Includes 228,117 and 264,037 unvested restricted stock units at September 30, 2024 and 2023, respectively, and 366,293 and 147,506 unvested non-qualified options at September 30, 2024 and 2023, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$58,103	$70,301
Investments	219	219
Receivables, net	12,833	9,526
Due from Silvercrest Funds	860	558
Furniture, equipment and leasehold improvements, net	7,458	7,422
Goodwill	63,675	63,675
Operating lease assets	16,290	19,612
Finance lease assets	237	330
Intangible assets, net	17,216	18,933
Deferred tax asset—tax receivable agreement	3,749	5,034
Prepaid expenses and other assets	3,530	3,964
Total assets	$184,170	$199,574
Liabilities and Equity
Accounts payable and accrued expenses	$1,718	$1,990
Accrued compensation	27,238	37,371
Borrowings under credit facility	—	2,719
Operating lease liabilities	22,668	26,277
Finance lease liabilities	245	336
Deferred tax and other liabilities	9,423	9,071
Total liabilities	61,292	77,764
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,394,542 and 9,503,410 issued and outstanding, respectively, as of September 30, 2024; 10,287,452 and 9,478,997 issued and outstanding, respectively, as of December 31, 2023	104	103
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,406,295 and 4,431,105 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	43	43
Additional Paid-In Capital	56,643	55,809
Treasury Stock, at cost, 891,132 shares as of September 30, 2024 and 808,455 as of December 31, 2023	(16,421)	(15,057)
Accumulated other comprehensive income (loss)	(19)	(12)
Retained earnings	44,227	41,851
Total Silvercrest Asset Management Group Inc.’s equity	84,577	82,737
Non-controlling interests	38,301	39,073
Total equity	122,878	121,810
Total liabilities and equity	$184,170	$199,574

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2024	2023	2023
Beginning assets under management	$33.4	$31.9	4.7%

Gross client inflows	1.1	0.6	83.3%
Gross client outflows	(1.3)	(0.8)	62.5%
Net client flows	(0.2)	(0.2)	0.0%

Market appreciation/(depreciation)	1.9	(0.5)	NM
Ending assets under management	$35.1	$31.2	12.5%

	Nine Months Ended September 30,		% Change from September 30,
	2024	2023	2023
Beginning assets under management	$33.3	$28.9	15.2%

Gross client inflows	2.9	4.5	-35.6%
Gross client outflows	(4.4)	(3.5)	25.7%
Net client flows	(1.5)	1.0	-250.0%

Market appreciation	3.3	1.3	153.8%
Ending assets under management	$35.1	$31.2	12.5%

NM = Not Meaningful

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2024	2023	2023
Beginning assets under management	$21.6	$21.5	0.5%

Gross client inflows	0.8	0.4	100.0%
Gross client outflows	(1.1)	(0.6)	83.3%
Net client flows	(0.3)	(0.2)	50.0%

Market appreciation/(depreciation)	1.3	(0.8)	-262.5%
Ending assets under management	$22.6	$20.5	10.2%

	Nine Months Ended September 30,		% Change from September 30,
	2024	2023	2023
Beginning assets under management	$21.9	$20.9	4.8%

Gross client inflows	2.1	2.3	-8.7%
Gross client outflows	(3.7)	(3.0)	23.3%
Net client flows	(1.6)	(0.7)	128.6%

Market appreciation	2.3	0.3	NM
Ending assets under management	$22.6	$20.5	10.2%

NM = Not Meaningful

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2024	2023	2023
Beginning assets under management	$11.8	$10.4	13.5%

Gross client inflows	0.3	0.2	50.0%
Gross client outflows	(0.2)	(0.2)	0.0%
Net client flows	0.1	—

Market appreciation	0.6	0.3	100.0%
Ending assets under management	$12.5	$10.7	16.8%

	Nine Months Ended September 30,		% Change from September 30,
	2024	2023	2023
Beginning assets under management	$11.4	$8.0	42.5%

Gross client inflows	0.8	2.2	-63.6%
Gross client outflows	(0.7)	(0.5)	40.0%
Net client flows	0.1	1.7	-94.1%

Market appreciation	1.0	1.0	0.0%
Ending assets under management	$12.5	$10.7	16.8%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended September 30,
	2024	2023
Total AUM as of June 30,	$33.430	$31.924
Discretionary AUM:
Total Discretionary AUM as of June 30,	$21.646	$21.500
New client accounts/assets (1)	0.076	0.054
Closed accounts (2)	(0.042)	(0.015)
Net cash inflow/(outflow) (3)	(0.308)	(0.286)
Non-discretionary to Discretionary AUM (4)	(0.004)	0.008
Market (depreciation)/appreciation	1.271	(0.799)
Change to Discretionary AUM	0.993	(1.038)
Total Discretionary AUM at September 30,	22.639	20.462
Change to Non-Discretionary AUM (5)	0.665	0.301
Total AUM as of September 30,	$35.088	$31.187

	Nine Months Ended September 30,
	2024	2023
Total AUM as of January 1,	$33.281	$28.905
Discretionary AUM:
Total Discretionary AUM as of January 1,	$21.885	$20.851
New client accounts/assets (1)	0.179	0.151
Closed accounts (2)	(0.516)	(0.100)
Net cash inflow/(outflow) (3)	(1.256)	(0.793)
Non-discretionary to Discretionary AUM (4)	(0.006)	(0.030)
Market appreciation	2.353	0.383
Change to Discretionary AUM	0.754	(0.389)
Total Discretionary AUM at September 30,	22.639	20.462
Change to Non-Discretionary AUM (5)	1.053	2.671
Total AUM as of September 30,	$35.088	$31.187

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2024

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	31.1	9.6	12.5	12.0	9.9
Russell 1000 Value Index		27.8	9.0	10.7	9.5	8.1

Small Cap Value Composite	4/1/02	26.7	7.3	10.6	7.8	10.5
Russell 2000 Value Index		25.9	3.8	9.3	6.6	8.0

Smid Cap Value Composite	10/1/05	27.9	5.1	9.1	7.5	9.6
Russell 2500 Value Index		26.6	6.1	10.0	7.8	7.9

Multi Cap Value Composite	7/1/02	27.6	5.7	10.2	9.2	9.7
Russell 3000 Value Index		27.6	8.7	10.6	9.3	8.6

Equity Income Composite	12/1/03	24.8	7.4	8.5	8.8	11.0
Russell 3000 Value Index		27.6	8.7	10.6	9.3	8.7

Focused Value Composite	9/1/04	23.6	1.9	6.4	6.1	9.4
Russell 3000 Value Index		27.6	8.7	10.6	9.3	8.5

Small Cap Opportunity Composite	7/1/04	25.9	4.7	12.0	10.8	11.1
Russell 2000 Index		26.8	1.8	9.4	7.4	8.2

Small Cap Growth Composite	7/1/04	18.9	-5.2	12.0	10.9	10.4
Russell 2000 Growth Index		27.7	-0.4	8.8	7.6	8.5

Smid Cap Growth Composite	1/1/06	24.3	-5.8	13.0	12.9	10.7
Russell 2500 Growth Index		25.2	-0.7	9.7	9.4	9.5

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.